BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE THIRD QUARTER AND DECLARES FOURTH QUARTER DIVIDEND
New Canaan, CT –October 25, 2023 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $9.8 million, or $1.25 per share for the third quarter of 2023, versus $9.2 million, or $1.18 per share, for the same period in 2022.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable November 20, 2023 to shareholders of record on November 10, 2023.
We recommend reading this earnings release in conjunction with the Third Quarter 2023 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our October 25, 2023 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"We continue to generate quality returns for our shareholders in a complex interest rate environment. Despite the compression of our Net Interest Margin during the current tightening cycle, our team has delivered a 1.16% Return on Average Assets and a 15.16% Return on Average Equity thus far this year. Our commitment to rigorous expense management lays a solid foundation for our financial success. Non-Interest Expense as a percentage Average Assets stands at 1.54% year-to date, putting Bankwell well ahead of industry peers on this key metric. I applaud the efforts and hard work of our team who enable the Company to perform at this level of efficiency."
Third Quarter 2023 Highlights:
•Total gross loans were $2.8 billion, growing $94.7 million, or 3.5%, compared to December 31, 2022.
•Deposits were $2.8 billion, decreasing $32.2 million, or 1.1%, compared to December 31, 2022.
•Brokered deposits decreased $75.3 million, when compared to December 31, 2022.
•FDIC-insured deposits totaled $2.0 billion and represent 71.2% of total deposits as of September 30, 2023.
•As of September 30, 2023, the Bank has $1.7 billion immediately available liquidity, more than two times coverage of uninsured deposits.
•Average yield on 2023 funded loans was 7.23% as of September 30, 2023.
•Return on average assets was 1.19% for the quarter ended September 30, 2023.
•Return on average shareholders' equity was 15.19% for the quarter ended September 30, 2023.
•The net interest margin was 2.85% for the quarter ended September 30, 2023.
•Noninterest expense to average assets was 1.48% for the quarter ended September 30, 2023.
•Investment securities totaled $115.8 million and represent 3.6% of total assets, with HTM securities totaling $15.9 million, or 0.5% of total assets.
•Allowance for credit losses (ACL)-Loans to total loans was 1.06% as of September 30, 2023.

Earnings and Performance

Revenues (net interest income plus noninterest income) for the quarter ended September 30, 2023 were $23.5 million, versus $25.0 million for the quarter ended September 30, 2022. Revenues for the nine months ended September 30, 2023 were $75.9 million, versus $70.4 million for the nine months ended September 30, 2022. The decrease in revenues for the quarter was primarily attributable to an increase in interest expense partially offset by an increase in interest on loans due to higher overall loan yields1. The increase in revenues for the nine months ended 2023 was primarily attributable to an increase in interest and fees on loans due to loan growth and higher overall loan yields1 partially offset by an increase in interest expense.

1 - The increase in overall loan yields was 100 bps and 114 bps for the quarter and nine months ended September 30, 2023, respectively.

Net income for the quarter ended September 30, 2023 was $9.8 million, versus $9.2 million for the quarter ended September 30, 2022. Net income for the nine months ended September 30, 2023 was $28.1 million, versus $29.4 million for the nine months ended September 30, 2022. The increase in net income for the quarter ended 2023 was primarily due to the credit for credit losses, partially offset by an increase in noninterest expense, and the aforementioned decrease in revenues. The decrease in net income for nine months ended 2023 was due to an increase in noninterest expense partially offset by the aforementioned increase in revenues.
Basic and diluted earnings per share were $1.25 and $1.25, respectively, for the quarter ended September 30, 2023 compared to basic and diluted earnings per share of $1.19 and $1.18, respectively, for the quarter ended September 30, 2022. Basic and diluted earnings per share were $3.61 and $3.58, respectively, for the nine months ended September 30, 2023 compared to basic and diluted earnings per share of $3.80 and $3.75, respectively, for the nine months ended September 30, 2022.
The net interest margin (fully taxable equivalent basis) for the quarters ended September 30, 2023 and September 30, 2022 was 2.85% and 4.12%, respectively. The net interest margin (fully taxable equivalent basis) for the nine months ended September 30, 2023 and September 30, 2022 was 3.04% and 3.81%, respectively. The decrease in the net interest margin was due to an increase in funding costs partially offset by an increase in earning assets.
ACL-Loans

The ACL-Loans was $29.3 million as of September 30, 2023 compared to $30.7 million as of June 30, 2023, for a release of $1.4 million for the quarter ended September 30, 2023. The ACL-Loans as a percentage of total loans was 1.06% as of September 30, 2023 compared to 1.11% as of June 30, 2023. The reduction for the quarter was primarily due to a revision in the CECL methodology given further refinement of the Company's loan portfolio segmentation.

The ACL-Loans was $29.3 million as of September 30, 2023 compared to $22.4 million as of December 31, 2022, an increase of $6.9 million year to date, of which $5.1 million being the CECL transition adjustment to retained earnings. The ACL-Loans as a percentage of total loans was 1.06% as of September 30, 2023 compared to 0.84% as of December 31, 2022. The increase in the ACL-Loans provision for credit losses was primarily driven by loan growth and forward looking CECL macroeconomic factors.
Financial Condition
Assets totaled $3.2 billion at September 30, 2023, a decrease of $2.7 million or 0.1% compared to December 31, 2022. Gross loans totaled $2.8 billion at September 30, 2023, an increase of $94.7 million, or 3.5% compared to December 31, 2022. Deposits totaled $2.8 billion at September 30, 2023, a decrease of $32.2 million, or 1.1% compared to December 31, 2022.
Capital
Shareholders’ equity totaled $257.9 million as of September 30, 2023, an increase of $19.4 million compared to December 31, 2022, primarily a result of net income of $28.1 million for the nine months ended September 30, 2023. The increase was partially offset by the Day 1 CECL adoption of $4.9 million, dividends paid of $4.7 million, and a $1.3 million unfavorable impact to accumulated other comprehensive income. The unfavorable impact to accumulated other comprehensive income was driven by fair value marks on the Company's available for sale investment securities portfolio of $1.4 million partially offset by fair value marks related to hedge positions involving interest rate swaps of $0.1 million. The Company's interest rate swaps are used to hedge interest rate risk.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, adjusted noninterest expense, operating revenue, efficiency ratio, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
ASSETS
Cash and due from banks	$256,973	$207,345	$249,812	$344,925	$212,175
Federal funds sold	1,122	54,706	27,370	10,754	10,947
Cash and cash equivalents	258,095	262,051	277,182	355,679	223,122

Investment securities
Marketable equity securities, at fair value	1,975	2,017	2,028	1,988	1,973
Available for sale investment securities, at fair value	97,907	99,938	103,171	103,663	95,095
Held to maturity investment securities, at amortized cost	15,885	15,884	15,931	15,983	16,027
Total investment securities	115,767	117,839	121,130	121,634	113,095
Loans receivable (net of ACL-Loans of $29,284, $30,694, $27,998, $22,431, and $18,167 at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively)	2,735,242	2,736,607	2,724,514	2,646,384	2,263,432
Accrued interest receivable	15,648	14,208	14,261	13,070	9,552
Federal Home Loan Bank stock, at cost	5,696	5,696	5,234	5,216	5,039
Premises and equipment, net	26,899	27,658	27,619	27,199	27,510
Bank-owned life insurance	51,119	50,816	50,524	50,243	49,970
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	9,395	10,014	8,692	7,422	5,952
Other assets	29,326	25,229	20,573	23,013	22,734
Total assets	$3,249,776	$3,252,707	$3,252,318	$3,252,449	$2,722,995

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$345,433	$367,635	$377,667	$404,559	$380,365
Interest bearing deposits	2,423,193	2,421,228	2,420,641	2,396,259	1,906,337
Total deposits	2,768,626	2,788,863	2,798,308	2,800,818	2,286,702

Advances from the Federal Home Loan Bank	90,000	90,000	90,000	90,000	90,000
Subordinated debentures	69,143	69,082	69,020	68,959	68,897
Accrued expenses and other liabilities	64,145	55,949	52,683	54,203	45,896
Total liabilities	2,991,914	3,003,894	3,010,011	3,013,980	2,491,495

Shareholders’ equity
Common stock, no par value	117,181	116,541	115,875	115,018	114,548
Retained earnings	142,205	133,988	127,566	123,640	117,152
Accumulated other comprehensive (loss)	(1,524)	(1,716)	(1,134)	(189)	(200)
Total shareholders’ equity	257,862	248,813	242,307	238,469	231,500

Total liabilities and shareholders’ equity	$3,249,776	$3,252,707	$3,252,318	$3,252,449	$2,722,995

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
Interest and dividend income
Interest and fees on loans	$43,854	$42,482	$39,723	$36,545	$28,128	$126,059	$74,697
Interest and dividends on securities	1,016	1,002	1,000	898	811	3,018	2,305
Interest on cash and cash equivalents	3,393	3,022	3,568	2,150	747	9,983	1,350
Total interest and dividend income	48,263	46,506	44,291	39,593	29,686	139,060	78,352
Interest expense
Interest expense on deposits	23,789	20,777	17,033	11,083	4,092	61,599	8,281
Interest expense on borrowings	1,783	1,738	1,717	1,701	993	5,238	2,137
Total interest expense	25,572	22,515	18,750	12,784	5,085	66,837	10,418

Net interest income	22,691	23,991	25,541	26,809	24,601	72,223	67,934
(Credit) provision for credit losses	(1,579)	2,579	826	4,272	2,381	1,826	1,165
Net interest income after provision for credit losses	24,270	21,412	24,715	22,537	22,220	70,397	66,769
Noninterest income
Bank owned life insurance	303	292	281	273	271	876	796
Service charges and fees	294	361	286	343	240	941	729
Gains and fees from sales of loans	237	725	931	12	(15)	1,893	1,224
Other	(48)	23	28	(100)	(94)	3	(237)
Total noninterest income	786	1,401	1,526	528	402	3,713	2,512
Noninterest expense
Salaries and employee benefits	6,036	6,390	6,081	5,988	5,876	18,507	16,249
Occupancy and equipment	2,146	2,204	2,084	1,919	2,035	6,434	6,378
Professional services	491	692	1,322	912	994	2,505	2,975
Data processing	741	729	671	663	626	2,141	1,969
Director fees	362	453	392	378	325	1,207	1,016
FDIC insurance	1,026	1,050	1,062	898	255	3,138	740
Marketing	184	177	151	112	102	512	254
Other	1,219	946	928	1,601	818	3,093	2,311
Total noninterest expense	12,205	12,641	12,691	12,471	11,031	37,537	31,892
Income before income tax expense	12,851	10,172	13,550	10,594	11,591	36,573	37,389
Income tax expense	3,074	2,189	3,171	2,573	2,417	8,434	7,981
Net income	$9,777	$7,983	$10,379	$8,021	$9,174	$28,139	$29,408
Earnings Per Common Share:
Basic	$1.25	$1.02	$1.34	$1.04	$1.19	$3.61	$3.80
Diluted	$1.25	$1.02	$1.33	$1.04	$1.18	$3.58	$3.75
Weighted Average Common Shares Outstanding:
Basic	7,598,230	7,593,417	7,554,689	7,507,540	7,553,718	7,582,272	7,582,175
Diluted	7,633,934	7,601,562	7,616,671	7,563,116	7,612,421	7,646,837	7,664,123
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
Performance ratios:
Return on average assets	1.19%	0.99%	1.30%	1.07%	1.47%	1.16%	1.59%
Return on average shareholders' equity	15.19%	12.91%	17.48%	13.38%	15.73%	15.16%	17.94%
Return on average tangible common equity	15.35%	13.05%	17.67%	13.52%	15.91%	15.32%	18.16%
Net interest margin	2.85%	3.07%	3.24%	3.70%	4.12%	3.04%	3.81%
Efficiency ratio(1)	52.0%	49.8%	46.9%	45.6%	44.1%	49.4%	45.3%
Net loan charge-offs as a % of average loans	—%	—%	0.02%	—%	—%	0.01%	—%
Dividend payout ratio(2)	16.00%	19.61%	15.04%	19.23%	16.95%	16.76%	16.00%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	10.82%	10.34%	10.17%	10.28%	11.42%
Total Capital to Risk-Weighted Assets(1)	11.86%	11.41%	11.16%	11.07%	12.16%
Tier I Capital to Risk-Weighted Assets(1)	10.82%	10.34%	10.17%	10.28%	11.42%
Tier I Capital to Average Assets(1)	9.60%	9.41%	9.22%	9.88%	11.31%
Tangible common equity to tangible assets	7.86%	7.58%	7.38%	7.26%	8.41%
Fully diluted tangible book value per common share	$32.55	$31.45	$30.56	$30.51	$29.68
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
ACL-Loans:
Balance at beginning of period	$30,694	$27,998	$22,431	$18,167	$15,773
Day 1 CECL Adjustment on January 1, 2023	—	—	5,079	—	—
Beginning balance January 1, 2023	30,694	27,998	27,510	18,167	—
Charge-offs:
Commercial business	—	—	(440)	—	—
Consumer	(31)	(25)	(12)	(11)	(8)
Total charge-offs	(31)	(25)	(452)	(11)	(8)
Recoveries:
Commercial real estate	—	—	—	—	—
Commercial business	35	32	—	—	21
Consumer	19	10	6	3	—
Total recoveries	54	42	6	3	21
Net loan recoveries (charge-offs)	23	17	(446)	(8)	13
(Credit) provision for credit losses - loans	(1,433)	2,679	934	4,272	2,381
Balance at end of period	$29,284	$30,694	$27,998	$22,431	$18,167

	As of
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Asset quality:
Nonaccrual loans
Residential real estate	$1,408	$1,429	$1,443	$2,152	$2,137
Commercial real estate	1,898	1,905	1,912	2,781	2,894
Commercial business	7,352	2,815	1,528	2,126	2,380
Construction	9,382	9,382	9,382	9,382	9,382
Consumer	7,917	—	—	—	—
Total nonaccrual loans	27,957	15,531	14,265	16,441	16,793
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$27,957	$15,531	$14,265	$16,441	$16,793

Nonperforming loans as a % of total loans	1.01%	0.56%	0.52%	0.61%	0.73%
Nonperforming assets as a % of total assets	0.86%	0.48%	0.44%	0.51%	0.62%
ACL-loans as a % of total loans	1.06%	1.11%	1.01%	0.84%	0.79%
ACL-loans as a % of nonperforming loans	104.75%	197.63%	196.27%	136.43%	108.18%
Total past due loans to total loans	1.44%	1.30%	0.94%	0.60%	0.78%
Total nonaccrual loans increased $11.5 million to $28.0 million as of September 30, 2023 when compared to December 31, 2022. Nonaccrual loans increased primarily due to three distinct loans:

•One Consumer (insurance premium) loan of $7.9 million. As of October 4, 2023, the loan balance has been reduced to $3.9 million. The Bank holds collateral for the remaining balance, worth approximately two times the outstanding amount.
•Two Commercial business loans totaling $5.5 million, of which approximately 82% is guaranteed by the U.S. Government (SBA).

Nonperforming assets as a percentage of total assets increased to 0.86% at September 30, 2023 from 0.51% at December 31, 2022. The ACL-Loans at September 30, 2023 was $29.3 million, representing 1.06% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	September 30, 2023	June 30, 2023	December 31, 2022	Current QTD % Change	YTD % Change
Residential Real Estate	$52,908	$54,631	$60,588	(3.2)%	(12.7)%
Commercial Real Estate(1)	1,955,992	1,930,972	1,921,252	1.3	1.8
Construction	199,972	219,615	155,198	(8.9)	28.8
Total Real Estate Loans	2,208,872	2,205,218	2,137,038	0.2	3.4
Commercial Business	508,626	530,913	520,447	(4.2)	(2.3)
Consumer	52,612	37,475	17,963	40.4	192.9
Total Loans	$2,770,110	$2,773,606	$2,675,448	(0.1)%	3.5%
(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.8 billion at September 30, 2023, an increase of $94.7 million or 3.5% compared to December 31, 2022.

Period End Deposit Composition	September 30, 2023	June 30, 2023	December 31, 2022	Current QTD % Change	YTD % Change
Noninterest bearing demand	$345,433	$367,635	$404,559	(6.0)%	(14.6)%
NOW	101,719	106,189	104,057	(4.2)	(2.2)
Money Market	879,978	879,017	913,868	0.1	(3.7)
Savings	102,207	108,625	151,944	(5.9)	(32.7)
Time	1,339,289	1,327,397	1,226,390	0.9	9.2
Total Deposits	$2,768,626	$2,788,863	$2,800,818	(0.7)%	(1.1)%

Total deposits were $2.8 billion at September 30, 2023, a decrease of $32.2 million, or 1.1%, when compared to December 31, 2022. Brokered deposits have decreased $75.3 million, when compared to December 31, 2022.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	September 30, 2023	June 30, 2023	September 30, 2022	Sep 23 vs. June 23 % Change	Sep 23 vs. Sep 22 % Change
Salaries and employee benefits	$6,036	$6,390	$5,876	(5.5)%	2.7%
Occupancy and equipment	2,146	2,204	2,035	(2.6)	5.5
Professional services	491	692	994	(29.0)	(50.6)
Data processing	741	729	626	1.6	18.4
Director fees	362	453	325	(20.1)	11.4
FDIC insurance	1,026	1,050	255	(2.3)	302.4
Marketing	184	177	102	4.0	80.4
Other	1,219	946	818	28.9	49.0
Total noninterest expense	$12,205	$12,641	$11,031	(3.4)%	10.6%

	For the Nine Months Ended
Noninterest expense	September 30, 2023	September 30, 2022	% Change
Salaries and employee benefits	$18,507	$16,249	13.9%
Occupancy and equipment	6,434	6,378	0.9%
Professional services	2,505	2,975	(15.8)%
Data processing	2,141	1,969	8.7%
Director fees	1,207	1,016	18.8%
FDIC insurance	3,138	740	324.1%
Marketing	512	254	101.6%
Other	3,093	2,311	33.8%
Total noninterest expense	$37,537	$31,892	17.7%

Noninterest expense increased by $1.2 million to $12.2 million for the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022. Noninterest expense increased by $5.6 million to $37.5 million for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. The increase in noninterest expense was primarily driven by an increase in FDIC insurance expense and salaries and employee benefits expense.
FDIC insurance expense totaled $1.0 million for the quarter ended September 30, 2023, an increase of $0.8 million when compared to the same period in 2022. FDIC insurance expense totaled $3.1 million for the nine months ended September 30, 2023, an increase of $2.4 million when compared to the same period in 2022. The increase in FDIC insurance expense is attributed to balance sheet growth and composition, as well as an increase in FDIC insurance rates.
Salaries and employee benefits expense totaled $18.5 million for the nine months ended September 30, 2023, an increase of $2.3 million when compared to the same period in 2022. The increase in salaries and employee benefits expense was driven by an increase in average full time equivalent employees from 139 at September 30, 2023 compared to 131 for the same period in 2022. In addition, salaries and employee benefits expense increased due to one-time severance costs.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Total Equity	$257,862	$248,813	$242,307	$238,469	$231,500
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$255,273	$246,224	$239,718	$235,880	$228,911

Total Assets	$3,249,776	$3,252,707	$3,252,318	$3,252,449	$2,722,995
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,247,187	$3,250,118	$3,249,729	$3,249,860	$2,720,406

Tangible Common Equity to Tangible Assets	7.86%	7.58%	7.38%	7.26%	8.41%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Total shareholders' equity	$257,862	$248,813	$242,307	$238,469	$231,500
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$257,862	$248,813	$242,307	$238,469	$231,500
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$255,273	$246,224	$239,718	$235,880	$228,911

Common shares issued and outstanding	7,841,616	7,829,950	7,843,438	7,730,699	7,711,843

Fully Diluted Tangible Book Value per Common Share	$32.55	$31.45	$30.56	$30.51	$29.68

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net income	$9,777	$9,174	$28,140	$29,408
Dividends to participating securities(1)	(41)	(33)	(125)	(101)
Undistributed earnings allocated to participating securities(1)	(209)	(159)	(613)	(529)
Net income for earnings per share calculation	$9,527	$8,982	$27,402	$28,778

Weighted average shares outstanding, basic	7,598	7,554	7,582	7,582
Effect of dilutive equity-based awards(2)	36	58	65	82
Weighted average shares outstanding, diluted	7,634	7,612	7,647	7,664
Net earnings per common share:
Basic earnings per common share	$1.25	$1.19	$3.61	$3.80
Diluted earnings per common share	$1.25	$1.18	$3.58	$3.75
(1)    Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2)    Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	September 30, 2023	June 30, 2023	September 30, 2022	Sep 23 vs. June 23 % Change	Sep 23 vs. Sep 22 % Change
Bank owned life insurance	$303	$292	$271	3.8%	11.8%
Service charges and fees	294	361	240	(18.6)	22.5
Gains and fees from sales of loans	237	725	(15)	(67.3)	Favorable
Other	(48)	23	(94)	Unfavorable	Favorable
Total noninterest income	$786	$1,401	$402	(43.9)%	95.5%

	For the Nine Months Ended
Noninterest income	September 30, 2023	September 30, 2022	% Change
Bank owned life insurance	$876	$796	10.1%
Service charges and fees	941	729	29.1
Gains and fees from sales of loans	1,893	1,224	54.7
Other	3	(237)	Favorable
Total noninterest income	$3,713	$2,512	47.8%
Noninterest income increased by $0.4 million to $0.8 million for the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022. Noninterest income increased by $1.2 million to $3.7 million for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. The increase in noninterest income was driven by an increase in gains on SBA loan sales and service charges and fees for the quarter and nine months ended 2023.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$265,115	$3,393	5.08%	$130,440	$747	2.27%
Securities(1)	127,229	953	3.00	120,092	829	2.76
Loans:
Commercial real estate	1,943,725	28,140	5.67	1,512,381	18,830	4.87
Residential real estate	53,966	671	4.97	62,915	586	3.72
Construction	209,154	3,908	7.31	116,256	1,512	5.09
Commercial business	539,185	10,394	7.54	431,917	7,058	6.39
Consumer	44,020	740	6.66	12,145	142	4.65
Total loans	2,790,050	43,853	6.15	2,135,614	28,128	5.15
Federal Home Loan Bank stock	5,696	116	8.13	5,021	31	2.51
Total earning assets	3,188,090	$48,315	5.93%	2,391,167	$29,735	4.87%
Other assets	78,089			89,173
Total assets	$3,266,179			$2,480,340

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$102,149	$47	0.18%	$119,593	$52	0.17%
Money market	922,036	9,064	3.90	828,541	2,346	1.12
Savings	105,366	817	3.08	189,279	474	0.99
Time	1,322,074	13,860	4.16	557,243	1,220	0.87
Total interest bearing deposits	2,451,625	23,788	3.85	1,694,656	4,092	0.96
Borrowed Money	159,103	1,784	4.39	135,221	993	2.87
Total interest bearing liabilities	2,610,728	$25,572	3.89%	1,829,877	$5,085	1.10%
Noninterest bearing deposits	345,988			383,048
Other liabilities	54,136			36,037
Total liabilities	3,010,852			2,248,962
Shareholders' equity	255,327			231,378
Total liabilities and shareholders' equity	$3,266,179			$2,480,340
Net interest income(2)		$22,743			$24,650
Interest rate spread			2.04%			3.77%
Net interest margin(3)			2.85%			4.12%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $52 thousand and $49 thousand for the quarters ended September 30, 2023 and 2022, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$281,033	$9,983	4.75%	$240,252	$1,350	0.75%
Securities(1)	128,554	2,864	2.97%	117,008	2,392	2.73%
Loans:
Commercial real estate	1,932,549	79,958	5.46%	1,433,642	51,104	4.70%
Residential real estate	56,798	1,957	4.59%	67,705	1,810	3.56%
Construction	194,396	10,582	7.18%	108,249	4,482	5.46%
Commercial business	546,329	32,073	7.74%	402,876	17,011	5.57%
Consumer	30,571	1,489	6.51%	7,844	290	4.94%
Total loans	2,760,643	126,059	6.02%	2,020,316	74,697	4.88%
Federal Home Loan Bank stock	5,527	308	7.46%	3,715	61	2.19%
Total earning assets	3,175,757	$139,214	5.78%	2,381,291	$78,500	4.35%
Other assets	66,342			89,747
Total assets	$3,242,099			$2,471,038

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$97,741	$127	0.17%	$122,792	$158	0.17%
Money market	910,840	23,532	3.45%	909,106	4,672	0.69%
Savings	117,984	2,404	2.72%	194,013	678	0.47%
Time	1,291,124	35,536	3.68%	487,792	2,773	0.76%
Total interest bearing deposits	2,417,689	61,599	3.41%	1,713,703	8,281	0.65%
Borrowed Money	161,166	5,238	4.29%	101,685	2,137	2.77%
Total interest bearing liabilities	2,578,855	$66,837	3.47%	1,815,388	$10,418	0.77%
Noninterest bearing deposits	374,943			398,728
Other liabilities	40,192			37,784
Total liabilities	2,993,990			2,251,900
Shareholders' equity	248,109			219,138
Total liabilities and shareholders' equity	$3,242,099			$2,471,038
Net interest income(2)		$72,377			$68,082
Interest rate spread			2.31%			3.58%
Net interest margin(3)			3.04%			3.81%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $154 thousand and $148 thousand for the nine     months ended September 30, 2023 and 2022, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.